Crossmann Communities, Inc.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held May 20, 1997



To  our  Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of CROSSMANN COMMUNITIES, INC. ("Crossmann" or the "Company") which will be held at the Bank One Tower, 111 Monument Circle, 3rd Floor, Room A, Indianapolis, Indiana, at 9:00 a.m. on May 20, 1997 for the following purposes:


1.          To  elect  one  director;

2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1997;

3. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


     The Board of Directors has fixed the close of business on March 31, 1997 as the record date for determining those shareholders entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

     Representation of at least a majority of all outstanding Common Shares of Crossmann Communities, Inc. is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

     Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.



                                   Very  truly  yours,



                                   /s/  John  B.  Scheumann

                                   John  B.  Scheumann
                                   Chairman  of  the  Board  of  Directors
                                   and  Chief  Executive  Officer










                         CROSSMANN COMMUNITIES, INC.
                          9202 North Meridian Street
                         Indianapolis, Indiana 46260


                               PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CROSSMANN COMMUNITIES, INC. ("Crossmann" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders, which will be held at 9:00 a.m. on May 20, 1997 at Bank One Tower, 111 Monument Circle, 3rd Floor, Conference Room A, Indianapolis, Indiana, 46277 or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the proxy card were first mailed to shareholders on or about April 15, 1997.

    Shareholders Should Read the Entire Proxy Statement Carefully Prior to
                           Returning Their Proxies

                        VOTING RIGHTS AND SOLICITATION

     The close of business on March 31, 1997 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, Crossmann had 6,125,768 common shares without par value, (the "Common Shares"), issued and outstanding. All of the holders of the Company's Common Shares outstanding on the record date are entitled to vote at the Annual Meeting, and shareholders of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon.

     Common Shares represented by proxies in the accompanying form which are properly executed and returned to Crossmann will be voted at the Annual Meeting of Shareholders in accordance with the shareholders' instructions
contained  therein.    In  the  absence  of  contrary  instructions,  shares
represented by such proxies will be voted FOR the election of the director as described herein under "Proposal 1--Election of Director" and FOR ratification of the appointment of auditors as described herein under "Proposal 2--Ratification of Appointment of Auditors." Management does not know of any matters to be presented at this Annual Meeting other that those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgement. Any shareholder has the right to revoke his or her proxy at any time before it is voted. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The solicitation of proxies is being made by Crossmann, and the entire cost of soliciting proxies will be borne by Crossmann Communities, Inc. Proxies will be solicited principally through the use of the mail, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Crossmann employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Shares, and such persons may be reimbursed for their expenses.







       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.


     The following table sets forth information regarding the beneficial ownership of the Company's Common Shares as of March 12, 1997 by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Shares of the Company, (ii) each director, (iii) each officer listed in the Summary Compensation Table on page 6 of this Proxy Statement and (iv) all directors and officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.








                                                  Number of Shares    Percent of
NAME (1)                                          Beneficially Owned  Common Shares (2)
------------------------------------------------  ------------------  -----------------

John B. Scheumann, Chairman and CEO                        1,743,000              28.50
Richard H. Crosser, President, COO, Director (3)           1,479,600              24.15
Steven M. Dunn, Vice President                                91,000               1.50
James C. Shook, Director                                       5,000                  *
Larry S. Wechter, Director                                     3,500                  *
John M. Moody, Vice President                                 11,591                  *
Ronald W. Rooze, Vice President                                4,000                  *

All directors and executive officers                       3,433,699              56.05
     as a group (10 persons)




     *  Denotes  less  than  1%


     (1)          The  address  of each beneficial owner is 9202 North Meridian Street,
Indianapolis,  Indiana,  46260.
     (2)          There  are 6,125,768 shares issued and outstanding at March 12, 1997.
     (3)     All of the 1,479,600 shares owned beneficially by Mr. Crosser are owned by the  Richard  H.  Crosser Living Trust, a revocable trust established by Mr. Crosser on
February  25,  1992.   The beneficiaries of the trust are Mr. Crosser's  children.  Mr.
Crosser  is  the  trustee  of  the  trust.
     (4)      Five hundred of the shares owned beneficially by Mr. Wechter are owned by the Penn Meridian Foundation, a trust  established by Mr. Wechter on December 11, 1995.
 Mr.  Wechter  and  his  wife,  Janis  Wechter,  are  co-trustees  of  the  trust.










                                  PROPOSAL 1

                            ELECTION OF DIRECTORS


     The members of the Board of Directors of Crossmann Communities, Inc. are classified into three classes, one of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class have been elected and qualified. The nominee for the class of Directors to be elected at this annual meeting is set forth below. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominee named below. If the nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. As of the date of this Proxy Statement, the Board of Directors is not aware that the nominee is unable or will decline to serve as a director.



NOMINEE  TO  THE  BOARD  OF  DIRECTORS






                                                  Director  Class and Year
Name                 Principal Occupation         Since     Term will Expire  Age
-------------------  ---------------------------  --------  ----------------  ---
Jennifer A. Holihen  Chief Financial Officer,         1993  Class I 1997       39
                     Treasurer, Secretary,
                     Crossmann Communities, Inc.






     Jennifer A. Holihen has served as a director of the Company since September 1993. Ms. Holihen is Chief Financial Officer, Secretary and Treasurer of Crossmann and has been employed by the Company since 1983 as its principal financial and accounting officer. Ms. Holihen is a Certified Public Accountant and holds an MBA in Accounting and Management Information Systems from Indiana University. She is a member of the Indiana Society of Certified Public Accountants and the American Institute of Certified Public Accountants.
















DIRECTORS  NOT  STANDING  FOR  ELECTION

     The members of the Board of Directors who are not standing for election at this year's Annual Meeting are set forth below.



                                              Director  Class and Year
Name                Occupation                Since     Term will Expire  Age
------------------  ------------------------  --------  ----------------  ---

John B. Scheumann   Chairman of the Board of
                    Directors and Chief
                    Executive Officer,            1992  Class III 1999     48
                    Crossmann Communities,
                    Inc.
Richard H. Crosser  President and Chief
                    Operating Officer,            1992  Class II 1998      58
                    Crossmann Communities,
                    Inc.
James C. Shook      President, The Shook          1994  Class II 1998      65
                    Agency
Larry S. Wechter    Managing Director,            1994  Class III 1999     41
                    Monument Advisors



     John B. Scheumann has been the Company's Chairman of the Board of Directors and Chief Executive Officer since 1992 and has served as a senior executive officer since joining the predecessor Company in 1977. Before joining the Company, Mr. Scheumann was employed by National Homes Construction Corp. for three years in a variety of capacities, last serving as Division Controller for Multi-Family Construction.

     Richard H. Crosser has been the Company's President and Chief Operating Officer since 1992 and serves on its Board of Directors and has served as a
senior    executive  officer  since  joining the predecessor Company in 1974.
Prior to 1974, Mr. Crosser was employed by National Homes Construction Corp. for 15 years in a variety of capacities, last serving as a regional manager of the company.

     James C. Shook was elected to Crossmann's Board of Directors by the Board of Directors in March 1994. Mr. Shook is President of The Shook Agency, Inc., a real estate brokerage firm in Lafayette, Indiana specializing in commercial and industrial sales and leasing. Mr. Shook's other corporate affiliations include directorships of NBD Indiana, Inc., Indiana Energy Inc. (Indiana Gas Company), and Lafayette Life Insurance Company. Community service includes past and present directorships of The Indiana Chamber of Commerce, The Greater Lafayette Chamber of Commerce, Great Lafayette Progress, Inc., United Way, Lafayette Home Hospital, The Purdue Foundation, Dean's Advisory Committee, Krannert School of Management at Purdue University, Greater Lafayette Museum of Art, YWCA Foundation, and the Greater Lafayette Community Foundation.

     Larry S. Wechter is one of the founders and the former President and director of ADESA Corporation. ADESA Corporation was once a publicly held company; today it is a wholly owned subsidiary of Minnesota Power & Light (NYSE: MPL), a diversified utility based in Duluth, Minnesota. ADESA owns and operates auto auctions and performs related services throughout the United States and Canada. Mr. Wechter now serves as Managing Director of Monument Advisors, an investment bank based in Indianapolis and is a member of Eagle Investments I, LLC, a private investment company. Mr. Wechter was elected to Crossmann's Board of Directors in May 1994.

                                  PROPOSAL 2

                   RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of Deloitte & Touche LLP served as auditors for the Company for the fiscal years ended December 31, 1995 and 1996. The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented to the meeting to ratify the appointment of Deloitte & Touche LLP by the Board of Directors as independent auditors to audit the accounts and records of the Company for the fiscal year ending December 31, 1997 and to perform other appropriate services. In the event that shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Board of Directors would reconsider such appointment.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives desire to do so.



                         BOARD OF DIRECTORS MEETINGS

     The  Board  of  Directors  of  the  Company held a total of four meetings
during  1996.    All  meetings  were  attended  by  all  of  the  Directors.

     In March 1994 the Board designated an Audit Committee and a Compensation Committee of the Board of Directors, the functions of which are described below.

     The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and monitoring the non-audit services performed by the Company's auditors and reviewing all potential conflicts of interest. This Committee, currently consisting of John B. Schuemann, Larry S. Wechter and James C. Shook, held four meetings during 1996.

     The Compensation Committee was formed and currently consists of James C. Shook and Larry S. Wechter, non-employee members of the Board of Directors. The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of the executive officers of the Company and for administering the Employee Option Plan. The Compensation Committee held two meetings during 1996.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     Salaries, bonuses and option grants for all executive officers were recommended by Messrs. Scheumann and Crosser and Ms. Holihen, and approved by the Compensation Committee. Messrs. Scheumann and Crosser, and Ms. Holihen do not participate in setting their personal salaries, bonuses or option grants.

DIRECTOR  COMPENSATION

     Non-employee  members  of  the Board of Directors are each paid an annual retainer fee of $10,000 plus a fee of $500 per Board meeting, and are reimbursed for all out-of-pocket costs incurred in connection with their attendance at such meetings. During 1996, James C. Shook and Larry S. Wechter each received fees of $12,000.
     Under the Company's Outside Director Stock Option Plan, (the "Outside Director Plan") each non-employee Director is entitled to receive the grant of an option to purchase 1,000 Common Shares on their initial election and each re-election to the Board of Directors, or more frequently as determined by the employee Directors of the Company. The total number of Common Shares with respect to which option may be granted under the Outside Director Plan may not exceed 25,000 Common Shares. The Outside Director Plan is administered by the Board members who are employees of the Company. Options granted under the Outside Director Plan constitute non-qualified stock options for income tax purposes. Messrs. Wechter and Shook each were granted options to purchase 1,000 Common Shares on March 13, 1996.


                            EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's four other highest-paid executive officers for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1996, 1995, and 1994, respectively.



                                     SUMMARY COMPENSATION TABLE

                                       Annual  Compensation                    Long Term Compensation



                                                           Other          Options/   All Other
                                                           -------------  ---------  ----------------
                                       Salary    Bonus     Compensation   SARs       Compensation (1)
                                       --------  --------  -------------  ---------  ----------------
Name and Principal Position      Year       ($)       ($)            ($)        (#)               ($)
-------------------------------  ----  --------  --------  -------------  ---------  ----------------
John B. Scheumann, Chairman      1996   166,000   249,000            508  None                 18,715
 and Chief Executive Officer     1995   157,500   157,500            925                       18,232
                                 1994   150,000   150,000          1,240                       22,500
Richard H. Crosser, President    1996   166,000   249,000          1,171  None                 18,715
 and Chief Operating Officer     1995   157,500   157,500          1,037                       18,232
                                 1994   150,000   150,000          1,045                       22,500
John M. Moody, Vice President    1996    82,500   125,000          2,075      5,000            18,715
 and General Manager,            1995    78,750   112,500          2,477     12,500            18,223
 Indianapolis Division           1994    75,000   102,500          2,970     10,000               -0-
Steven M. Dunn, Vice President   1996   100,320    60,000            614        -0-            18,715
 and General Manger, Columbus    1995   100,320       -0-            597        -0-            11,044
 Division                        1994   100,320    10,000            635        -0-             3,029
Ronald W. Rooze, Vice President  1996    80,000    80,000          1,464      5,000            18,715
 and General Manger, Cincinnati  1995    70,000    70,000          1,457     10,000            15,161
 Division                        1994    56,973    10,000            898      5,000               -0-



(1)  Represents  contributions  by the Company to the named individual's profit sharing pension plan.




EMPLOYMENT  CONTRACTS

     On  September  1,  1993,  Crossmann   entered into a five-year employment
agreement with Steven M. Dunn, the sole shareholder of Deluxe Homes of Columbus, Inc. in connection with the acquisition of that company by Crossmann. Pursuant to the terms of this employment agreement, Mr. Dunn manages the Columbus division and serves as an officer of Crossmann and receives an annual salary of $100,000 and is permitted to participate in the Company's benefit plans, its bonus program and the Employee Option Plan.

OPTION  PLAN  BENEFITS

     The following table sets forth the benefits allocated under the Outside Director Plan and the Employee Option Plan (collectively, the "Plans") for the fiscal year ended December 31, 1996 to each of the named executive officers; all current executive officers as a group; all current directors who are not executive officers as group; and all employees, including all current officers who are not executive officers, as a group. The amount of such benefits are not necessarily indicative of the amounts that will be granted in the future. The closing sale price of a Common Share at the close of business on March 12, 1997 was $19.75.







                                              Employee         Outside Director
                                              Option Plan      Option Plan
                                              Number of Units  Number of Units
Name

John B. Scheumann                                         -0-                --
Richard H. Crosser                                        -0-                --
John M. Moody                                           5,000                --
Steve M. Dunn                                             -0-                --
Ronald W. Rooze                                         5,000                --

All Other Executive Officers                           15,000                --
  as a Group

All Directors who are not Executive Officers                              2,000

All non-Executive Officers
  and Employees as a Group                            33,500*


     *Options  to  purchase  58,500  shares  were  granted under the Company's
Employee  Option Plan on March 13, 1996.  One     employee forfeited his option
grant of 5,000 shares by leaving the Company prior to exercising his option. Options still outstanding from the 1996 grant total 53,500.



     The following table contains information concerning the grant of stock options under the Company's Employee Option Plan to the named executive officers and groups indicated. The table also lists potential realizable values of such options on the basis of assumed annual compounded appreciation rates of 5% and 10% over the life of the options, which are set at a maximum of 10 years.


                               OPTION GRANTS IN LAST FISCAL YEAR




                                 % of Total Options  Exercise
                    Options      Granted to          Price      Expiration
Name                Granted (#)  Employees in 1996   ($/Share)  Date          5% ($)   10% ($)
John B. Scheumann           -0-                 -0-        ---         ---       ---       ---
Richard H. Crosser          -0-                 -0-        ---         ---       ---       ---
John M. Moody             5,000                   9      17.75     3/02/06   144,564   230,195
Steve M. Dunn               -0-                 -0-        ---         ---       ---       ---
Ronald W. Rooze           5,000                   9      17.75     3/02/06   144,564   230,195




     *    Options  to  purchase  58,500 shares were granted under the Company's Employee Stock
Option  plan  on March 13, 1996.  One employee   forfeited his option grant of 5,000 shares by
leaving  the  Company prior to exercising his option.  Options still outstanding from the 1996 grant  total  53,500.




     The following table provides information with respect to the named executive officers and groups indicated concerning options exercised in 1996 and the unexercised options held as of the end of the fiscal year.




                       AGGREGATED OPTION VALUES AT DECEMBER 31, 1996



                                                             VALUE OF UNEXERCISED
                                             NUMBER OF       OPTIONS AT
                 SHARES                      OPTIONS         YEAREND: MARKET PRICE OF
                 ACQUIRED  VALUE REALIZED:   UNEXERCISED AT  17.00 - EXERCISE PRICE OF
                 ON        MARKET            DECEMBER 31,    9.00, $9.50, $7.75 AND $17.75
NAME             EXERCISE  PRICE OF $17.00             1996


John M. Moody       2,191  $         37,247          25,000  $                      273,750
Steven M. Dunn         --                --              --                              --
Ronald W. Rooze     4,000  $         68,000          16,000  $                      180,250





COMPENSATION  COMMITTEE  REPORT  ON  EXECUTIVE  COMPENSATION

     General.    The  Company  has  undertaken  to  formulate  a  competitive compensation policy for executive officers that will attract, motivate and retain qualified and productive personnel, reward superior performance, and provide long-term incentives based on that performance. The Company also has attempted to develop a compensation policy that will serve to align the interests of the Company, its executive officers, and its shareholders. The primary components of executive compensation consist of base salaries, a performance-based cash bonus plan, and stock options.

     Base salaries. Management has traditionally held that it is in the Company's best interest to keep base salaries of employees at all levels as low as possible, due to uncertainties inherent in the homebuilding business that affect the amount and timing of income: weather, interest rates and other credit issues, the availability of developed lots, labor supply, etc. This policy ensures a low break-even point and conserves cash. Management also believes that its compensation system is consistent with hiring young professionals and developing them as managers in the Company.

     Management believes that base salaries for the Company's executive officers are lower than bases salaries in companies of similar size and performance, as analyzed from time to time by the Compensation Committee of the Board of Directors. In 1996, the Compensation Committee utilized salary surveys provided by Deloitte & Touche LLP and examined recent proxy statements of other homebuilders to confirm that this policy continues to be observed.

     Bonuses. In light of relatively low base salaries, it is the Company's policy to pay a substantial portion of the compensation an officer has the opportunity to earn as a year-end bonus, provided that certain predetermined corporate goals and individual performance objectives are achieved. By weighing bonus compensation heavily, management believes it has an effective tool for enhancing Company performance, while protecting the Company from high fixed costs. Bonuses are computed only when actual earnings performance for the entire year is known.

     Division managers who are directly responsible for operating divisions work toward goals that focus attention on activities critical to the survival and success of the organization. In 1996, those factors critical to Crossmann's success were:

     -          Unit  growth  in  all  divisions;

     - Margin preservation in light of anticipated volume growth and increasing competitive pressures; and

     - Concentration of sales on the Company's internally developed lots to free capital for new projects.

In  1997,  Crossmann's  critical success factors are perceived to be the same.

     The Company's executive officers earn substantial bonuses if overall corporate earnings objectives are achieved by division managers and when they accomplish predetermined strategic objectives. In 1996, Crossmann achieved or exceeded its earnings objectives in every quarter and achieved its strategic objective of expanding into new markets. In recognition of management's substantial personal investment in the Company's stock, the Committee believes that interest of senior management is consistent with that of the Company's stockholders. The Committee believes that long-term share value will be enhanced by continued strong financial performance. For these managers to receive maximum bonuses in 1997, Crossmann must:

     -          Achieve  its  higher  earnings  targets;

     -        Support operating managers in producing acceptable volume levels
and  margins,  particularly  monitoring    new  markets  where  performance is
unproven;  and

     - Establish a market presence in one or more new markets that will provide an adequate base for increased earnings in 1998.

     The maximum bonus amounts are set based on a survey of comparable positions in other publicly traded firms, within the constraints set by Company earning objectives.

     In 1996, goals were set by the Board of Directors and year-end bonuses for 1996 were paid in accordance with these guidelines. The Compensation Committee participated in setting new unit and margin goals for each operating division for 1997 and in formulating overall strategic objectives for 1997.

     Stock  Options.   The Compensation Committee authorized incentive options
to  key  employees  on  March  13,  1996 at a grant price of $17.75 per share.



                                             Submitted  by  the  Compensation
Committee

                                                       James  C.  Shook
                                                       Larry  S.  Wechter



PERFORMANCE  GRAPH

     The following performance graph shows the percentage change in cumulative total return to a holder of the Company's Common Stock, assuming dividend reinvestment, compared with the cumulative total return, assuming dividend reinvestment, of Standard & Poor's 500 Stock Index and the peer group indicated below at the base period of October 19, 1993 (the effective date of the Company's initial public offering) and at each of the years ended December 31, 1993 through 1996.






Measurement Period     Crossmann Communties, Inc.  Homebuilding 500  S & P 500 Index
(Fiscal Year Covered)
10/19/93                                   100.00            100.00           100.00
1993                                       111.91            100.94           100.71
1994                                        50.00             58.39           102.04
1995                                       178.58             83.38           140.39
1996                                       161.91             76.04           172.62
---------------------  --------------------------  ----------------  ---------------





CERTAIN  TRANSACTIONS

     The Company had business dealings with certain affiliates, including its Chairman of the Board and CEO, John B. Scheumann and its President and COO, Richard H. Crosser and entities with which they were affiliated prior to its initial public offering in October 1993. Since its initial public offering , the policy of the Company has been to require that such transactions be on terms not less favorable to the Company than reasonably available from unrelated third parties and that they be approved by a majority of the disinterested members of the Board of Directors of the Company.

      A summary of Certain Relationships and Related Transactions between the Company and affiliates that occurred after January 1, 1995 is set forth below.

     Previously taxed income. Prior to its initial public offering, Crossmann Communities, Inc. and the Deluxe Entities were treated as S Corporations. As a result, the net taxable incomes of the Deluxe Entities through October 25, 1993 were taxed, for federal and some state income tax purposes, directly to the individual shareholders. On October 26, 1993, Crossmann and all of the Deluxe Entities terminated their status as S Corporations and became C Corporations, thereafter subject to federal and state income taxes. Prior to the termination of S Corporation status, the Deluxe Entities distributed to their existing shareholders an amount equal to their previously taxed but undistributed S Corporation earnings and $886,000 in additional paid in capital originally invested by those shareholders. The aggregate amount distributed at closing was $12,634,826, $4,993,734 in cash and $7,641,092 in Subordinated Notes.

     The Subordinated Notes bore interest at 1.5% above the prime rate of Bank One, Indianapolis, N.A. which was 8.75% as of December 22, 1995, and were payable in four equal annual installments commencing on the first anniversary date of the closing of Crossmann's initial public offering. On December 22, 1995, the Company used a portion of proceeds of its senior note issue to repay the outstanding balance of the notes, then $2,684,726, with the approval of the non-employee members of the Company's Board of Directors.

     The Company and Messrs. Scheumann and Crosser are parties to a Tax Indemnification Agreement dated September 1, 1993, relating to their respective income tax liabilities. Subject to certain limitations, the agreement generally provides that Messrs. Scheumann and Crosser will be indemnified by the Company and the Company will be indemnified by Messrs. Scheumann and Crosser with respect to certain federal and state income taxes (plus interest and penalties) shifted between Messrs. Scheumann and Crosser and the Company for taxable years ending either before or after the closing of the initial public offering as a result of adjustments to tax returns of Messrs. Scheumann and Crosser and the Company, plus any taxes on such payments, based on a blended tax rate. The income and expenses, and the related distributions, of the Company for fiscal 1993 were determined by an allocation based on a closing of the books of the Company as of the closing of the initial public offering on October 25, 1993.

     Lease of Office Space. The Company leases approximately 20,000 square feet of office space for its headquarters, and an additional 4,000 square feet for its mortgage brokerage subsidiary, and 5,000 square feet of warehouse space at 9202 North Meridian Street in Indianapolis, Indiana from Pinnacle Properties LLC, an entity owned by principal shareholders John B. Scheumann and Richard H. Crosser. The monthly rent on these leases is $23,703. The Company relocated its headquarters to this building in May 1994.

COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 required the Company's directors and executive officers, and persons who own more that ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the knowledge of the Company, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners have been made in a timely manner.


                                 OTHER MATTERS


     Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

               SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING


     Shareholder proposals intended to be considered at the 1998 Annual Meeting of Shareholders must be received by Crossmann Communities, Inc. no later than December 31, 1997. The proposal must be mailed to the Company's principal executive officer, 9202 North Meridian Street, Indianapolis, Indiana, 46260, Attention: Jennifer A. Holihen. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.



                                   By  the  Order  of  the  Board of Directors



                                   /s/  Jennifer  A.  Holihen

                                   Jennifer  A.  Holihen
                                   Secretary




April  4,  1997
Indianapolis,  Indiana



                                REVOCABLE PROXY

                         CROSSMANN COMMUNITIES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        Annual Meeting of Shareholders

                                 May 20, 1997



 The undersigned hereby appoints the Board of Directors of Crossmann Communities, Inc., or the majority of such directors, with powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Crossmann Communities, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Bank One Tower 3rd Floor, Conference Room A, 111 Monument Circle, Indianapolis, Indiana, on Tuesday May 20, 1997 at 9:00 a.m. and at any and all adjournments thereof, as follows:

                          (Continued on Reverse Side)


                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                         CROSSMANN COMMUNITIES, INC.

 May  20,  1997

[X]  Please  mark  your
      votes  as  in  this
      example.




The  Board  of  Directors  recommends  a  vote  "FOR"  each  of  the  listed  propositions



1.  The election as   FOR    WITHHOLD AUTHORITY                                     Nominee:  Jennifer A. Holihen
director of the       [  ]          [  ]
nominee listed
at right.


2.  Approval and ratification of the appointment of                                 FOR    AGAINST   ABSTAIN
     Deloitte & Touche LLP as auditors for the year                                 [ ]      [ ]       [ ]
     ending December 31, 1997.
3.  In their discretion, the proxies are authorized to
     vote on any other business that may properly
     come before the Meeting or adjournment thereof.

This proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from Crossmann Communities, Inc., prior to the executor of this proxy, of notice of the Meeting, a proxy statement and an Annual Report to shareholders.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS
ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE
PROPOSITIONS STATED.  IF ANY OTHER BUSINESS IS PRESENTED AT
SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN
THIS PROXY IN THEIR BEST JUDGEMENT.  AT THE PRESENT TIME, THE
BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
PRESENTED AT THE MEETING.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s)________________________________DATE___________
Note: Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

